Exhibit EX-99

                               Ball Corporation
                          Current Report on Form 8-K
                               Dated May 9, 1994


Following is the text of a press release disseminated by the registrant on April 29, 1994:

BALL CORPORATION CEO
DELMONT A. DAVIS TO RETIRE

     "MUNCIE, Ind., April 29, 1994--Delmont A. Davis announced today he plans to take early retirement from his position as president and chief executive officer of Ball Corporation.

     "I've poured my heart and soul into Ball Corporation for the past 25 years," Davis said. "The last couple of years have been the most difficult, but I feel we have turned the corner and the company is getting back on the right track. Now I will be taking some time off to spend quality time with my family and friends while I'm still young enough to do so and fortunate enough to have my good health."

     "We deeply appreciate Del Davis' many contributions to Ball Corporation, and we wish him the best," said Alvin Owlsey, chairman of the board. Owsley added that Davis, who is 58, has agreed to continue serving the company for the near term, and that the Ball board of directors will begin immediately the process of selecting Davis' successor.

     Ball Corporation manufacturers metal and glass containers for the beverage and food industries and provides aerospace systems and professional services to government and commercial customers.

7/94 Contact: Harold L. Sohn, days at 317/747-6483, nights at
317/573-8279"